EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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Espey Board Elects New Director...

Saratoga Springs, NY; November 25, 2003- Espey Mfg. & Electronics Corp., (AMEX:ESP) is pleased to announce the election of Mr. Alan D. Kohn to its Board of Directors. Mr. Kohn was also elected to the Company's Audit Committee and will serve as its Chairman.

Mr. Kohn, 61, is currently a principal in Cherry Hill Partners, a New York City based investment firm. Prior to that, he was a partner in the investment firm of Weiss, Peck & Greer. Mr. Kohn has 35 years experience as an investment professional and received his Masters in Business Administration degree in accounting and finance from Indiana University.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Barry Potoker at (518) 245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.